UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2007

Mellanox Technologies, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Israel	001-33299	980233400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hermon Building, Yokneam,		20692
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-4-909-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2007 Stock Option Grants

On December 31, 2007, the Board of Directors of Mellanox Technologies, Ltd. (the "Company") awarded the following option grants to named executive officers of the Company (as identified in the Company’s proxy statement filed with the Securities and Exchange Commission on March 28, 2007) pursuant to the Company’s Global Share Incentive Plan (2006). Each option vests at the rate of 25% of the original number of shares on December 31, 2008, and 1/48th of the original number of shares on each monthly anniversary thereafter while the named executive officer remains an employee of the Company.

Name, Title, Number of shares and Exercise price per share:

1) Eyal Waldman, President and CEO, 49,578 shares at exercise price of $18.22 per share;
2) Michael Gray, CFO, 37,000 shares at exercise price of $18.22 per share;
3) Thad Omura, VP of Marketing, 30,000 shares at exercise price of $18.22 per share;
4) Michael Kagan, VP of Architecture, 30,000 shares at exercise price of $18.22 per share;

Fiscal 2008 Base Salary, Fiscal 2007 Bonus Award and 2008 Bonus Target for President & CEO

On December 31, 2007, the Board of Directors of the Company approved an increase to the annual base salary of Eyal Waldman to $325,000, effective April 1, 2008, and approved a cash bonus award to Mr. Waldman in the amount of $100,000 for services rendered for the fiscal year ended December 31, 2007 pursuant to the Company’s annual cash bonus compensation program. In addition, on December 31, 2007, the Board of Directors of the Company approved Mr. Waldman’s fiscal 2008 bonus target of fifty percent (50%) of his 2008 annual base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mellanox Technologies, Ltd.

January 3, 2008	By:	/s/ Michael Gray

Name: Michael Gray
Title: Chief Financial Officer